GEODYNE ENERGY INCOME PROGRAMS
2002 YEAR-END ESTIMATED VALUATION ON A PER UNIT BASIS(1)


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                                                                         CASH DISTRIBUTIONS PER UNIT
                                                                         ---------------------------

                                                         2001 YEAR-END                  CUMULATIVE
          FORMATION    UNIT   2002 YEAR END PER UNIT      ESTIMATED        2002        DISTRIBUTIONS
P/SHIP      DATE       SIZE   ESTIMATED VALUATION(2)     VALUATION(2)      TOTAL      THRU 12/31/2002
--------  ----------  ------  -----------------------    -------------   ----------   ---------------

 III-A    11/21/89     $100           $38.45                $28.29         $8.88          $128.60
 III-B    01/24/90     $100           $33.41                $28.18         $9.39          $140.42
 III-C    02/27/90     $100           $47.29                $22.72         $4.77          $104.98
 III-D    09/05/90     $100           $52.80                $24.86         $3.75          $107.32
 III-E    12/26/90     $100           $43.05                $21.94         $0.63          $106.04
 III-F    03/08/91     $100           $46.08                $21.40         $2.60           $78.29
 III-G    09/20/91     $100           $49.15                $22.71         $2.97           $78.31

(1) This chart must be read in connection with the letter dated January 28, 2003, providing important assumptions and other information on the methodology used to calculate these estimates.
(2) 2002 Year-End estimates use $28.00 per barrel of oil and $4.74 per thousand cubic feet ("MCF") of gas compared to $16.75 per barrel and $2.65 per MCF of gas for the 2001 Year-End estimates.

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